UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2008

USA Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51027 (Commission File Number)	16-1694797 (IRS Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia (Address of principal executive offices)	22306 (Zip Code)
(Registrant’s telephone number, including area code)
(866) 662-3049

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On March 5, 2008, the Company issued a press release announcing its fourth quarter results for the fiscal year ended December 31, 2007, and financial statements and other financial information for the fiscal year ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.
     As discussed in item 4.02 below, the press release discloses a preliminary restatement for the three and nine months ended September 30, 2007.
     The following tables provide a summary of the preliminary restatement disclosed in Item 4.02 below:
Summary of Adjustments to
Income Tax Expense, Net Income, and Earnings per Share
(In thousands except per share amounts)
(Unaudited) (a)

	For the three months ended
	September 30, 2007
	Previously
	Reported	Adjustments	As Adjusted
Income before income tax expense	$21,415	$—	$21,415
Income tax expense	1,109	4,838	5,947

Net income	$20,306	$(4,838)	$15,468

Basic net income per common share	$0.74	$(0.18)	$0.56
Diluted net income per common share	$0.74	$(0.18)	$0.56

	For the nine months ended
	September 30, 2007
	Previously
	Reported	Adjustments	As Adjusted
Income before income tax expense	$66,289	$—	$66,289
Income tax expense	19,991	4,838	24,829

Net income	$46,298	$(4,838)	$41,460

Basic net income per common share	$1.68	$(0.18)	$1.50
Diluted net income per common share	$1.68	$(0.18)	$1.50

(a)	There are no adjustments to the balance sheet, or cash flows from operating, investing or financing activities.

     The adjustment as outlined above is preliminary and subject to revision based on finalization of the 2007 financial statements.
     The information in this Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     The Audit Committee of the Board of Directors of USA Mobility, Inc. (the “Company”) concluded on March 4, 2008 to restate the Company’s financial statements and other financial information for the interim quarterly period ended September 30, 2007. Management has also identified a material weakness in the Company’s internal control over financial reporting as of December 31, 2007. The Company intends to reflect the restated financial information for the interim period ended September 30, 2007 in its Annual Report on Form 10-K for the year ended December 31, 2007.
     In light of the pending restatement, the Company’s previously filed financial statements and other financial information for the interim quarterly period ended September 30, 2007 should no longer be relied upon.
     The adjustment as outlined below is preliminary and subject to revision.
     The determination to restate the consolidated financial statements and other financial information for the interim period ended September 30, 2007 was made as a result of management’s assessment of an accounting error recently discovered during the preparation of the Company’s 2007 financial statements. The Company’s assessment resulted in the following adjustment to the interim period ended September 30, 2007.
     Income tax expense was incorrectly reduced in the third quarter of 2007. Due to the expiration of assessment statutes during the third quarter of 2007, the Company reduced its income tax liability for uncertain tax positions by $20.7 million. Of this reduction, approximately $7.4 million was initially recorded as a reduction of income tax expense; $11.6 million as a reduction of goodwill; and $1.7 million as a reduction of long-term deferred income tax assets.
     During the fourth quarter of 2007, management determined that $4.8 million of the original $7.4 million reduction of income tax expense during the third quarter of 2007 was attributable to a deferred income tax asset existing prior to a predecessor company’s emergence from bankruptcy. In accordance with American Institute of Certified Public Accountants Statement of Positions 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code, and Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, third quarter income tax expense has been revised to reflect an increase of $4.8 million. The $4.8 million reduction in the income tax liability has been treated as an increase to additional paid-in capital.
     The adjustment discussed above does not impact our previously reported revenues, operating expenses, operating income, income before income taxes, balance sheet, or cash flow from operating, investing or financing activities.
     After reviewing these matters with the Audit Committee, management recommended to the Audit Committee that previously reported financial results for the interim period ended September 30, 2007 be restated to reflect this adjustment. The Audit Committee agreed with this recommendation, and determined at its meeting on March 4, 2008 that previously reported results for the Company for the interim period ended September 30, 2007 be restated to reflect this adjustment, and that previously filed financial statements and other financial information referred to above should no longer be relied upon.

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     In connection with the evaluation described above, management has concluded that the pending restatement was a result of a material weakness in the Company’s internal control over financial reporting.
     A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weakness has now been identified and will be included in management’s assessment as of December 31, 2007.
     The Company did not maintain effective controls over the accuracy and valuation of the provision for income taxes in the third quarter of 2007. Specifically the Company did not maintain effective controls to review and monitor the accuracy of the components of the income tax provision calculation during the transition to a third party consultant. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for the interim period ended September 30, 2007 to correct income tax expense. Accordingly, management determined that this control deficiency constitutes a material weakness.
     Management has not finalized its assessment of internal control over financial reporting related to the preparation of the 2007 financial statements; accordingly the Company may identify additional control deficiencies as material weaknesses.
     The Audit Committee has discussed the matters mentioned herein with Grant Thornton LLP, our independent registered public accounting firm.

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Item 9.01	Financial Statements and Exhibits.
(d)     Exhibit:

Exhibit No.	Description of Exhibit
99.1	Press release, dated March 5, 2008, of USA Mobility, Inc. (furnished pursuant to Item 2.02; not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934)

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA MOBILITY, INC.
By:	/s/ Thomas L. Schilling
	Name:	Thomas L. Schilling
	Title:	Chief Operating Officer and Chief Financial Officer

Date: March 5, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated March 5, 2008, of USA Mobility, Inc.